UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2006
URS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 774-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
On September 8, 2006, the Board of Directors of URS Corporation (“URS”), upon recommendation of its Board Affairs Committee, approved an amendment to the 1999 Equity Incentive Plan (the “Plan”) amending the non-executive directors’ accrual, vesting and delivery dates for quarterly stock awards and deferred stock awards. The Board of Directors also amended the Plan to provide that non-executive directors’ quarterly stock awards will increase in value from $8,750 to $10,625 and non-executive directors’ quarterly deferred stock awards will increase in value from $8,750 to $10,625. In addition, the Board of Directors increased non-executive directors’ quarterly cash retainer from $6,250 to $10,000. All changes to non-executive director compensation, including the amendment to the Plan, will be effective as of the first day of URS’s fiscal 2006 fourth quarter, on September 30, 2006. A complete summary of URS’ non-executive director compensation is attached as Exhibit 10.1 of this Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the amendment and restatement of the Plan attached as Exhibit 10.2 of this Form 8-K.
Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits
	10.1	URS Corporation Summary of Non-Executive Director Compensation. FILED HEREWITH.

	10.2	Amended and Restated 1999 Equity Incentive Plan, effective as of September 30, 2006. FILED HEREWITH.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: September 13, 2006	By:	/s/ Joseph Masters
Joseph Masters
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	URS Corporation Summary of Non-Executive Director Compensation.

10.2	Amended and Restated 1999 Equity Incentive Plan, effective as of September 30, 2006.

4